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                                                                     Exhibit 5.1
                                                                     -----------

                   SALANS HERTZFELD HEILBRONN CHRISTY & VIENER
                                620 FIFTH AVENUE
                               NEW YORK, NY 10020
                                 (212) 632-5500

                                                July 20, 2001

Interep National Radio Sales, Inc.
100 Park Avenue
New York, New York 10017

     Re:  Registration Statement on Form S-8 and Reoffer Prospectus
          ---------------------------------------------------------

Ladies and Gentlemen:

     We have acted as general counsel to Interep National Radio Sales, Inc., a New York corporation (the "Corporation"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") being filed under the Securities Act of 1933 for (i) the registration by the Corporation of shares of the Corporation's Class B Common Stock (the "B Shares") issuable on exercise of stock options and stock appreciation rights granted or to be granted under our 1999 Stock Incentive Plan (the "Plan") or options granted to our directors and executive officers (the "Option Agreements") in periods prior to the adoption of the Plan and (ii) the offering by certain selling shareholders of shares of the Corporation's Class A Common Stock issuable on automatic conversion of the B Shares pursuant to the terms and conditions of the B Shares (the "A Shares").

     As counsel to the Corporation, we have examined and are familiar with the Corporation's Restated Certificate of Incorporation and By-Laws, its corporate proceedings taken in connection with the Plan and the Option Agreements, and such certificates of public officials and such other corporate records and other documents as we have deemed necessary in rendering this opinion.

     Based upon the foregoing, and assuming that applicable provisions of the Securities Act and the securities or "blue-sky" laws of various states have been complied with, we are of the opinion that:

     1. The Corporation is duly incorporated, validly existing and in good standing under the laws of the State of New York.

     2. The B Shares have been duly authorized and, upon issuance in accordance with the terms of the Plan and the awards or options granted thereunder and the Option Agreements, will be legally issued, fully paid and nonassessable.

     3. The A Shares have been duly authorized, and upon conversion from the B Shares thereinto, will be legally issued, fully paid and nonassessable.





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     We consent to being named in the Registration Statement as attorneys who have passed upon legal matters in connection with the A Shares and B Shares and we consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                 Very truly yours,


                                 /s/ SALANS HERTZFELD HEILBRONN CHRISTY & VIENER